Rosehill Resources Inc. Reports Second Quarter 2019 Results

HOUSTON, August 8, 2019 /Globe Newswire/ -- Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today reported financial and operational results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights and Recent Items:

•	Average net production of 18,934 barrels of oil equivalent (“BOE”) per day (“BOEPD”) (70% oil and 85% total liquids), an increase of 3% compared to the second quarter of 2018

•
Reported net income attributable to Rosehill of $11.2 million, or $0.54 per diluted share, for the second quarter of 2019, which included a $33.7 million non-cash, pre-tax gain on commodity derivative instruments

•	Delivered Adjusted EBITDAX (a non-GAAP measure defined and reconciled below) of $43.8 million, a decrease of 11% over the second quarter of 2018

•
Continued Southern Delaware success including the Silow 14 well, which achieved an average initial rate over a 7-day period (“IP7”) of 1,069 BOEPD, or 184 BOEPD per 1,000 feet, and 93% oil. The State Neal Lethco 1210 well, the first well drilled on the Company’s recent acreage expansion, achieved an average initial rate over a 30-day period (“IP30”) of 1,018 BOEPD, or 102 BOEPD per 1,000 feet, and 92% oil

•
Reduced cash operating cost (lease operating expense (“LOE”), gathering and transportation, production taxes and general and administrative expenses excluding costs associated with stock-based compensation) per BOE by $1.62, or 12% compared to the second quarter of 2018

•
Placed 10 wells onto production in the second quarter of 2019 with the production impact from these wells mostly occurring near the end of the period. Average net production for July 2019 is estimated to be over 20,000 BOEPD on a two-stream basis

•	Continued to generate strong corporate returns, achieving a 23% cash return on capital invested (“CROCI”, a non-GAAP measure defined and calculated below) for the second quarter of 2019

Management Comments

David French, Rosehill’s President and Chief Executive Officer, commented, “It was a very active quarter in both of our operating areas as we balanced accelerating our pace of commercialization in the Southern Delaware, and steady development within the heart of the Northern Delaware Our production levels responded as predicted towards the end of quarter as wells shut-in for simultaneous operations were placed back on production. We remain confident in the production guidance for 2019 given the strength of our drilled uncompleted (“DUC”) inventory, and the solid production levels from the second quarter activity.”

“We are pleased to announce additional well results for our Southern Delaware area, including IP30 rates for our first well within the recently announced acreage expansion. This is also Rosehill’s first two-mile lateral. Even though our development plan was front-end loaded to the first half of the year, we are planning additional drilling in the Southern Delaware in 2019. The Northern Delaware saw six wells drilled and completed with ongoing completion operations on our nine well DUC inventory in this area. We anticipate noteworthy contribution from these wells to our production profile in the second half of 2019, and look forward to providing future updates. We are excited about the choices in our portfolio and continue to stay focused on delivering quality, predictable results.”

Operational Results

For the second quarter of 2019, the Company’s net production averaged 18,934 BOEPD, a 12% decrease compared to the average for the first quarter of 2019, comprised of 13,341 barrels of oil per day, 2,912 barrels of natural gas liquids (“NGLs”) per day and 16.1 million cubic feet of gas (“MMCF”) per day. Production in the quarter was negatively impacted by wells shut-in due to simultaneous operations. In total, ten wells were shut-in for certain periods during the quarter with an estimated total production impact of over 1,200 BOEPD for the quarter. Rosehill drilled eight horizontal wells, completed nine wells and had 12 DUCs at the end of the second quarter of 2019.

Southern Delaware - In the Southern Delaware, the Company completed three wells in the quarter, bringing the total completed well count for the first six months of 2019 to nine wells. During the second quarter, the Company placed the State Neal Lethco 1210 on to production, the first well completed as part of the recently announced acreage expansion. The results for certain recently connected wells, along with additional results for wells previously reported, are presented in the table below.

				BOEPD per
Well	Formation	Period	BOEPD	1,000’ LL	Oil %
State Blanco 58 G003, H001, G001	Wolfcamp A&B	IP30 (average)	631	155	91%
Trees Estate 77 A001, H001, H003	Wolfcamp A&B	IP30 (average)	651	142	91%
State Neal Lethco 1210	Wolfcamp B	IP30	1,018	102	92%
Silow 14	Wolfcamp B	IP7	1,069	184	93%

Northern Delaware - In the Northern Delaware, the Company completed six wells in the second quarter. The results for certain recently connected wells, along with additional results for wells previously reported, are presented in the table below.

				BOEPD per
Well	Formation	Period	BOEPD	1,000’ LL	Oil %
Z&T 32 E001, F002, G003	Lower Wolfcamp A	IP180 (average)	1,189	259	65%
Z&T 20 E006	2nd Bone Spring - Sand	IP30	1,144	260	72%

For the second half of 2019, the Company is considering drilling several wells to further delineate the Wolfcamp B section in its Northern Delaware area. Based on the thickness of the interval and the positive results of previously drilled wells, the Company believes there is significant economic inventory potential within the Wolfcamp B interval.

Financial Results

For the second quarter of 2019, the Company reported net income attributable to Rosehill of $11.2 million, or $0.54 per diluted share, as compared to net income of $9.2 million, or a $0.32 loss per diluted share, in the second quarter of 2018. The second quarter of 2019 included a $33.7 million non-cash, pre-tax gain on commodity derivative instruments compared to a $20.0 million non-cash, pre-tax loss on commodity derivative instruments in the second quarter of 2018.

Adjusted EBITDAX totaled $43.8 million for the second quarter of 2019, as compared to $49.2 million in the second quarter of 2018. This decrease of 11% was driven primarily by lower commodity prices, which more than offset the impact of lower per unit operating expenses and higher production.

For the second quarter of 2019, average realized prices (all prices excluding the effects of derivatives) were $55.06 per barrel of oil, $(0.44) per Mcf of natural gas and $12.05 per barrel of NGLs, resulting in a total equivalent price of $40.27 per BOE, a decrease of 16% from the second quarter of 2018.

The Company’s cash operating costs for the second quarter of 2019 were $11.72 per BOE, which includes LOE, gathering and transportation costs, production taxes and general and administrative expenses, and excludes costs associated with stock-based compensation. Second quarter cash operating costs per BOE decreased 12% as compared to the second quarter of 2018, primarily attributable to lower LOE. Second quarter LOE was positively impacted by lower salt water disposal (“SWD”) costs in the Southern Delaware area. The Company brought online a company owned and operated SWD well in the Southern Delaware area which allowed for less reliance on more costly third-party SWD disposal services.

Capital Expenditures and Liquidity

During the second quarter of 2019, Rosehill incurred capital costs, excluding asset retirement costs, of $71.9 million. The portion of capital costs related to facilities during the second quarter of 2019 was $11.2 million. For the first six months of 2019, Rosehill incurred capital costs, excluding asset retirement costs, of $144.5 million. The portion of capital costs related to facilities and other during the first six months of 2019 was $24.5 million and $1.2 million, respectively.

As previously announced, the Company expects lower drilling and completions activity in the second half of 2019 compared to the first half of 2019, which is expected to result in lower capital costs. The Company continues to expect its results for full year 2019 to be in line with previously provided estimates.

As of June 30, 2019, Rosehill had $4.7 million in cash on hand and $334.9 million in long-term debt. As of June 30, 2019, cash on hand and availability under our revolving credit facility was approximately $65 million.

Commodity Hedging

Included below is a summary of the Company’s derivative contracts as of June 30, 2019.

	2019	2020	2021	2022
Commodity derivative swaps
Oil:
Notional volume (Bbls) (1)(2)	1,332,000	1,960,000	—	—
Weighted average fixed price ($/Bbl)	$53.59	$60.09	$—	$—
Natural gas:
Notional volume (MMBtu)	1,682,646	1,970,368	1,615,792	1,276,142
Weighted average fixed price ($/MMbtu)	$2.87	$2.75	$2.79	$2.85
Ethane:
Notional volume (Gallons)	7,027,524	—	—	—
Weighted average fixed price ($/Gallons)	$0.28	$—	$—	$—
Propane:
Notional volume (Gallons)	4,685,058	—	—	—
Weighted average fixed price ($/Gallons)	$0.79	$—	$—	$—
Pentanes:
Notional volume (Gallons)	1,561,896	—	—	—
Weighted average fixed price ($/Gallons)	$1.47	$—	$—	$—

Commodity derivative two-way collars
Oil:
Notional volume (Bbls)	210,000	—	—	—
Weighted average ceiling price ($/Bbl)	$60.03	$—	$—	$—
Weighted average floor price ($/Bbl)	$53.14	$—	$—	$—

Commodity derivative three-way collars
Oil:
Notional volume (Bbls)	1,095,258	3,294,000	4,200,000	2,000,000
Weighted average ceiling price ($/Bbl)	$65.86	$70.29	$60.40	$61.45
Weighted average floor price ($/Bbl)	$60.61	$57.50	$54.49	$55.00
Weighted average sold put option price ($/Bbl)	$45.57	$47.50	$45.51	$45.00

Crude oil basis swaps
Midland / Cushing:
Notional volume (Bbls)	2,637,258	5,254,000	3,160,000	2,100,000
Weighted average fixed price ($/Bbl)	$(4.65)	$(0.83)	$0.48	$0.54

Natural gas basis swaps
EP Permian:
Notional volume (MMBtu)	1,711,062	2,096,160	—	—
Weighted average fixed price ($/MMBtu)	$(1.13)	$(1.03)	$—	$—

(1)
During the second quarter of 2019, the Company entered into commodity derivative swaps where it bought 2,160,000 barrels of crude oil at a weighted average fixed price of $50.48 per barrel to offset commodity derivative swaps it previously sold of 2,160,000 barrels of crude oil at a weighted average fixed price of $61.21 per barrel, effectively locking in a gain of approximately $23.2 million that the Company expects to recognize in 2021 when the swaps settle.

(2)
During the second quarter of 2019, the Company entered into commodity derivative swaps where it bought 1,100,000 barrels of crude oil at a weighted average fixed price of $50.55 per barrel to offset commodity derivative swaps it previously sold of 1,100,000 barrels of crude oil at a weighted average fixed price of $58.42 per barrel, effectively locking in a gain of approximately $8.7 million that the Company expects to recognize in 2022 when the swaps settle.

Conference Call, Webcast and Presentation

The Company will hold a conference call to discuss its second quarter 2019 financial and operating results on Friday, August 9, 2019, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Interested parties may participate by dialing (866) 601-1105 from the United States or (430) 775-1347 from outside the United States. The conference call I.D. number is 9388804. The call will also be available as a live webcast on the “News/Events” tab of the Investors section of the Company’s website, www.rosehillresources.com. The webcast will be available for replay for at least 30 days. An updated investor presentation in conjunction with this earnings release will be available on the Company’s website under the Investor Relations section.

About Rosehill Resources Inc.

Rosehill Resources Inc. is an independent oil and gas exploration company with assets positioned in the Delaware Basin portion of the Permian Basin. The Company’s strategy includes the focused development of its multi-bench assets in the Northern Delaware Basin and the Southern Delaware Basin, as well as adding economic drilling inventory to support future growth.

Rosehill Resources Inc.
Operational Highlights
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues: (in thousands)
Oil sales	$66,840	$73,061	$132,693	$124,615
Natural gas sales	(649)	2,308	825	4,053
NGL sales	3,192	5,158	7,725	7,645
Total revenues	$69,383	$80,527	$141,243	$136,313
Average sales price (1):
Oil (per Bbl)	$55.06	$60.18	$51.85	$60.40
Natural gas (per Mcf)	(0.44)	1.68	0.26	1.91
NGLs (per Bbl)	12.05	22.04	13.75	21.06
Total (per Boe)	$40.27	$48.02	$38.64	$49.02
Total, including effects of gain (loss) on settled commodity derivatives, net (per Boe)	$37.17	$42.56	$36.90	$44.63
Net Production:
Oil (MBbls)	1,214	1,214	2,559	2,063
Natural gas (MMcf)	1,462	1,375	3,201	2,127
NGLs (MBbls)	265	234	562	363
Total (MBoe)	1,723	1,677	3,655	2,781
Average daily net production volume:
Oil (Bbls/d)	13,341	13,341	14,138	11,398
Natural gas (Mcf/d)	16,066	15,110	17,685	11,751
NGLs (Bbls/d)	2,912	2,571	3,105	2,006
Total (Boe/d)	18,934	18,429	20,193	15,365
Average costs (per BOE):
Lease operating expenses	$4.90	$6.69	$5.15	$7.23
Production taxes	1.74	2.29	1.78	2.33
Gathering and transportation	0.77	0.72	1.01	0.69
Depreciation, depletion, amortization and accretion	18.96	21.77	18.78	20.61
Exploration costs	0.65	1.12	0.65	0.83
General and administrative, excluding stock-based compensation	4.31	3.64	4.23	4.22
Stock-based compensation	1.11	1.09	0.80	1.18
(Gain) loss on disposition of property and equipment	(6.46)	0.10	(3.04)	0.11
Total (per Boe)	$25.98	$37.42	$29.36	$37.20

(1) Excluding the effects of realized and unrealized commodity derivative transactions unless noted otherwise

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
Revenues:
Oil sales	$66,840	$73,061	$132,693	$124,615
Natural gas sales	(649)	2,308	825	4,053
Natural gas liquids sales	3,192	5,158	7,725	7,645
Total revenues	69,383	80,527	141,243	136,313
Operating expenses:
Lease operating expenses	8,435	11,225	18,805	20,110
Production taxes	2,992	3,841	6,495	6,481
Gathering and transportation	1,320	1,207	3,681	1,919
Depreciation, depletion, amortization and accretion	32,661	36,506	68,625	57,315
Exploration costs	1,113	1,875	2,368	2,311
General and administrative	9,344	7,930	18,399	15,027
(Gain) loss on disposition of property and equipment	(11,123)	163	(11,114)	296
Total operating expenses	44,742	62,747	107,259	103,459
Operating income	24,641	17,780	33,984	32,854
Other income (expense):
Interest expense, net	(6,010)	(4,662)	(11,610)	(8,529)
Gain (loss) on commodity derivative instruments, net	28,377	(19,954)	(76,194)	(41,239)
Other income, net	31	290	93	422
Total other income (expense), net	22,398	(24,326)	(87,711)	(49,346)
Income (loss) before income taxes	47,039	(6,546)	(53,727)	(16,492)
Income tax expense (benefit)	1,517	(15,210)	4,823	(17,400)
Net income (loss)	45,522	8,664	(58,550)	908
Net income (loss) attributable to noncontrolling interest	26,444	(8,347)	(47,465)	(22,423)
Net income (loss) attributable to Rosehill Resources Inc. before preferred stock dividends	19,078	17,011	(11,085)	23,331
Series A Preferred Stock dividends and deemed dividends	2,027	1,968	4,033	3,897
Series B Preferred Stock dividends, deemed dividends, and return	5,863	5,844	11,671	11,576
Net income (loss) attributable to Rosehill Resources Inc. common stockholders	$11,188	$9,199	$(26,789)	$7,858
Earnings (loss) per common share:
Basic	$0.78	$1.43	$(1.90)	$1.24
Diluted	$0.54	$(0.32)	$(1.90)	$(0.70)
Weighted average common shares outstanding:
Basic	14,382	6,430	14,108	6,327
Diluted	24,562	36,238	14,108	36,135

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$4,684	$20,157
Accounts receivable	26,810	32,260
Accounts receivable, related parties	—	78
Derivative assets	3,352	30,819
Prepaid and other current assets	1,936	1,371
Total current assets	36,782	84,685
Property and equipment:
Oil and natural gas properties (successful efforts), net	731,636	666,797
Other property and equipment, net	2,251	2,592
Total property and equipment, net	733,887	669,389
Other assets, net	5,591	4,678
Derivative assets	29,464	58,314
Total assets	$805,724	$817,066
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,961	$21,013
Accounts payable, related parties	63	287
Derivative liabilities	11,755	—
Accrued liabilities and other	27,570	27,335
Accrued capital expenditures	22,813	30,529
Total current liabilities	83,162	79,164
Long-term liabilities:
Long-term debt, net	334,889	288,298
Asset retirement obligations	13,709	13,524
Deferred tax liabilities	14,101	9,278
Derivative liabilities	1,627	696
Other liabilities	3,652	3,658
Total long-term liabilities	367,978	315,454
Total liabilities	451,140	394,618
Commitments and contingencies
Mezzanine equity
Series B Preferred Stock; $0.0001 par value, 10.0% Redeemable, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 210,000 shares designated, 156,746 shares issued and outstanding as of June 30, 2019 and December 31, 2018	159,008	155,111
Stockholders’ equity
Series A Preferred Stock; $0.0001 par value, 8.0% Cumulative Perpetual Convertible, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 150,000 shares designated, 101,669 shares issued and outstanding as of June 30, 2019 and December 31, 2018	84,631	84,631
Class A Common Stock; $0.0001 par value, 250,000,000 shares authorized and 14,450,980 and 13,760,136 shares issued and outstanding as of June 30, 2019 and December 31, 2018	1	1
Class B Common Stock; $0.0001 par value, 30,000,000 shares authorized, 29,807,692 shares issued and outstanding as of June 30, 2019 and December 31, 2018	3	3
Additional paid-in capital	35,957	42,271
Retained earnings	7,686	26,661
Total common stockholders’ equity	43,647	68,936
Noncontrolling interest	67,298	113,770
Total stockholders’ equity	195,576	267,337
Total liabilities, mezzanine and stockholders’ equity	$805,724	$817,066

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(58,550)	$908
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, amortization, accretion and impairment of oil and gas properties	68,625	57,315
Deferred income taxes	4,823	(17,400)
Stock-based compensation	2,924	3,288
(Gain) loss on disposition of property and equipment	(11,114)	296
Loss on derivative instruments	76,170	41,082
Net cash paid in settlement of derivative instruments	(7,167)	(12,194)
Amortization of debt issuance costs	906	1,319
Settlement of asset retirement obligations	(8)	(283)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable and accounts receivable, related parties	5,533	(11,976)
Increase in prepaid and other assets	(565)	(369)
Increase (decrease) in accounts payable and accrued liabilities and other	(4,600)	12,056
Increase (decrease) in accounts payable, related parties	(224)	553
Net cash provided by operating activities	76,753	74,595
Cash flows from investing activities:
Additions to oil and natural gas properties	(148,861)	(204,275)
Acquisition of White Wolf	—	(4,005)
Acquisition of land and leasehold, royalty and mineral interest	(1,133)	(14,725)
Proceeds received - Tatanka Asset sale	22,000	—
Additions to other property and equipment	(88)	(1,634)
Net cash used in investing activities	(128,082)	(224,639)
Cash flows from financing activities:
Proceeds from revolving credit facility	66,000	213,000
Repayment on revolving credit facility	(20,000)	(68,000)
Debt issuance costs	(658)	(2,380)
Dividends paid on preferred stock	(9,232)	(4,129)
Restricted stock used for tax withholdings	(247)	(261)
Payment on capital lease obligation	(7)	(13)
Net cash provided by financing activities	35,856	138,217
Net decrease in cash, cash equivalents, and restricted cash	(15,473)	(11,827)
Cash and cash equivalents beginning of period	20,157	24,682
Cash and cash equivalents end of period	$4,684	$12,855

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(In thousands)

Supplemental cash flow information and noncash activity:

	Six Months Ended June 30,
	2019	2018
Supplemental disclosures:
Cash paid for interest	$8,954	$3,748

Supplemental noncash activity:
Asset retirement obligations incurred	$(7)	$2,793
Changes in accrued capital expenditures	(7,716)	(16,971)
Changes in accounts payable for capital expenditures	1,211	3,161
Series A Preferred Stock dividends paid-in-kind	—	1,949
Series A Preferred Stock cash dividends declared and payable	2,027	984
Series B Preferred Stock dividends paid-in-kind	—	3,004
Series B Preferred Stock cash dividends declared and payable	3,908	2,275
Series B Preferred Stock return	3,156	3,438
Series B Preferred Stock deemed dividend	741	631

Non-GAAP Measures

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Rosehill’s management and external users of Rosehill’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion, amortization, and accretion and impairment of oil and natural gas properties, (gains) losses on commodity derivatives excluding net cash receipts (payments) on settled commodity derivatives, gains and losses from the sale of assets, exploration costs, and other non-cash operating items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“U.S. GAAP”).

Management believes Adjusted EBITDAX is useful because it allows for more effective evaluation and comparison of Rosehill’s operating performance and results of operations from period to period without regard to the Company’s financing methods or capital structure. Rosehill excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Rosehill’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

We have provided below a reconciliation of Adjusted EBITDAX to net income (loss), the most directly comparable U.S. GAAP financial measure.

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(In thousands)
Net income (loss)	$45,522	$(104,072)	$8,664	$58,504	$(14,040)
Interest expense, net	6,010	5,600	4,662	22,570	10,087
Income tax expense (benefit)	1,517	3,306	(15,210)	40,385	(15,983)
Depreciation, depletion, amortization and accretion	32,661	35,964	36,506	153,125	75,639
Impairment of oil and natural gas properties	—	—	—	—	1,061
Unrealized (gain) loss on commodity derivatives, net	(33,723)	103,548	10,803	(67,306)	49,110
Transaction costs	—	—	—	—	149
Stock settled stock-based compensation	1,765	974	1,760	5,994	4,467
Exploration costs	1,113	1,255	1,875	4,431	3,284
(Gain) loss on disposition of property and equipment	(11,123)	9	163	(10,911)	(4,688)
Other non-cash (income) expense, net	58	(81)	(57)	3,801	49
Adjusted EBITDAX	$43,800	$46,503	$49,166	$210,593	$109,135

Cash return on capital invested (“CROCI”) is a non-GAAP financial measure calculated by dividing the trailing twelve month Adjusted EBITDAX (a non-GAAP financial measure reconciled above) by average gross property and equipment.  Management believes CROCI is useful as a measure of the profitability of capital employed and long-term company and management performance.

We have provided the calculation for our CROCI below.

	June 30,	June 30,	June 30,
	2019	2018	2017
	(In thousands)
Twelve months ending Adjusted EBITDAX	$210,593	$109,135

Proved oil and natural gas properties	$910,705	$620,793	$312,368
Unproved oil and natural gas properties	119,225	131,934	533
Land	1,575	971	406
Other property and equipment	6,094	5,559	3,566
Total property and equipment, gross	$1,037,599	$759,257	$316,873

Average property and equipment, gross (1)	$898,428	$538,065

CROCI	23%	20%

(1) For the period ended June 30, 2019, the average property and equipment, gross was calculated using the total property and equipment, gross for the period ended June 30, 2019 and June 30, 2018. For the period ended June 30, 2018, the average property and equipment, gross was calculated using the total property and equipment, gross for the period ended June 30, 2018 and June 30, 2017.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding Rosehill’s opportunities in the Delaware Basin, including inventory potential within the Wolfcamp B interval, strategy, future operations, expected drilling and completions activity, financial position, estimated results of operations, future earnings, future capital spending plans, expected gains from settling derivatives, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated benefits of its drilling and completion activities, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other  risks and uncertainties discussed under the section titled “Risk Factors” in the Company’s Form 10-K, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication.  Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Contact Information:

David L. French	Craig Owen
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
281-675-3400	281-675-3400

John Crain
Director of Investor Relations
281-675-3493